UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2011 (August 15, 2011)

AZTECA ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-54443	45-2487011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

421 N. Beverly Drive, Suite 300 Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 553-7009

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

Separate Trading of Common Stock and Warrants

On August 15, 2011, Azteca Acquisition Corporation (the “Company”) announced that Deutsche Bank Securities Inc. (“Deutsche Bank”), as representative of the underwriters of the Company’s initial public offering, informed the Company that commencing on August 22, 2011, the holders of the Company’s units (the “Units”) may elect to separately trade the common stock and warrants included in the Units. Each Unit consists of one share of common stock, $0.0001 par value per share, and one warrant to purchase one share of common stock.  Those Units not separated will continue to trade on the Over-The-Counter Bulletin Board under the symbol “AZTAU” and each of the underlying common stock and warrants are expected to trade on the Over-The-Counter Bulletin Board under the symbols “AZTA” and “AZTAW”, respectively.  Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into common stock and warrants.

As a result of Deutsche Bank electing to not exercise the over-allotment option in connection with the Company’s initial public offering, the Company’s sponsor forfeited an aggregate of 375,000 shares of common stock of the Company and as a result, there are 12,500,000 shares of common stock of the Company issued and outstanding as of the date of this report.

A copy of the Press Release issued by the Company announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.1.

Exhibit Number	Description
99.1	Press Release dated August 15, 2011

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2011	AZTECA ACQUISITION CORPORATION

	By:	/s/ Gabriel Brener
Name: Gabriel Brener
Title: Chief Executive Officer

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